Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171288) pertaining to the;
•	Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation,
•	Booz Allen Hamilton Holding Corporation Officers’ Rollover Stock Plan, and
•	Booz Allen Hamilton Holding Corporation Employee Stock Purchase Plan
of our report dated June 8, 2011, with respect to the consolidated financial statements of Booz Allen Hamilton Holding Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2011.
/s/ Ernst & Young LLP
McLean, Virginia
June 8, 2011